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                                                                    Exhibit 99.2



                        ALLIED WASTE NORTH AMERICA, INC.

                          NOTICE OF GUARANTEED DELIVERY


                                       FOR

                        TENDER OFFER FOR ALL OUTSTANDING

              ALL OUTSTANDING 7 3/8% SERIES A SENIOR NOTES DUE 2004
                                 IN EXCHANGE FOR
                      7 3/8% SERIES B SENIOR NOTES DUE 2004

              ALL OUTSTANDING 7 5/8% SERIES A SENIOR NOTES DUE 2006
                                 IN EXCHANGE FOR
                      7 5/8% SERIES B SENIOR NOTES DUE 2006

              ALL OUTSTANDING 7 7/8% SERIES A SENIOR NOTES DUE 2009
                                 IN EXCHANGE FOR
                      7 7/8% SERIES B SENIOR NOTES DUE 2009

                                       OF

                        ALLIED WASTE NORTH AMERICA, INC.

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                         THE EXCHANGE OFFER WILL EXPIRE
     AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 26, 1999, UNLESS EXTENDED.
    AS DESCRIBED HEREIN, WITHDRAWAL RIGHTS WITH RESPECT TO THE EXCHANGE OFFER
         ARE EXPECTED TO EXPIRE AT THE EXPIRATION OF THE EXCHANGE OFFER
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Registered holders of outstanding 7 3/8% Series A Senior Notes due 2004, 7 5/8%
Series A Senior Notes due 2006 and 7 7/8% Series A Senior Notes due 2009 (the "Old Senior Notes") of Allied Waste North America, Inc. (the "Company") who wish to tender their Old Senior Notes in exchange for a like principal amount of 7 3/8% Series B Senior Notes due 2004, 7 5/8% Series B Senior Notes due 2006 and 7 7/8% Series B Senior Notes due 2009 (the "New Senior Notes") of the Company and whose Old Senior Notes are not immediately available or who cannot deliver their Old Senior Notes and Letter of Transmittal (the "Letter of Transmittal") (and any other documents required by the Letter of Transmittal) to U.S. Bank Trust National Association (the "Exchange Agent"), on or prior to 5:00 p.m., New York City time on February 26, 1999 (the "Expiration Date"), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus (the "Prospectus").

                  The Exchange Agent for the Exchange Offer is:

                      U.S. BANK TRUST NATIONAL ASSOCIATION



                       By Hand, Mail or Overnight Courier:

                      U.S. Bank Trust National Association
                              180 East Fifth Street
                            St. Paul, Minnesota 55101
                         Attention: Specialized Finance
                                   Department













                     By Facsimile to Eligible Institutions:

                                 (651) 244-1537

                            Confirm by telephone to:
                                 (651) 244-5011

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Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Senior Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of Old Senior Notes will be accepted only in principal amounts equal to U.S. $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Senior Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Senior Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Senior Notes being purchased thereunder or as otherwise provided in the Prospectus.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.



                            PLEASE SIGN AND COMPLETE


Signature(s) of Registered Owner(s) or

Authorized Signatory:___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Principal Amount of Old Senior Notes Tendered:
U.S. $_____7 3/8% Series A Senior Notes Due 2004
U.S. $_____7 5/8% Series A Senior Notes Due 2006
U.S. $_____7 7/8% Series A Senior Notes Due 2009



Certificate No.(s) of Old Senior Notes
(if available):_________________________________________________________________

________________________________________________________________________________



Name(s) of Registered Holder(s):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Address:________________________________________________________________________

________________________________________________________________________________





Area Code and Telephone No.:____________________________________________________



Date:___________________________________________________________________________




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         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Senior Notes exactly as its (their) name(s) appear on certificates for Old Senior Notes or on a security position listing as the owner of Old Senior Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide the following information.


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)


Name(s):      __________________________________________________________________

              __________________________________________________________________


Capacity:     __________________________________________________________________

Address(es):  __________________________________________________________________

              __________________________________________________________________


                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each holder of Old Senior Notes on whose behalf this tender is being made "own(s)" the Old Senior Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Senior Notes complies with such Rule 14e-4, and (c) guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Senior Notes covered hereby in proper form for transfer and required documents, will be deposited by the undersigned with the Exchange Agent.

         THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD SENIOR NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:___________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

Area Code and Telephone No.:____________________________________________________

________________________________________________________________________________


Authorized Signature:___________________________________________________________



Name:___________________________________________________________________________

Title:__________________________________________________________________________

Date:___________________________________________________________________________



DO NOT SEND OLD SENIOR NOTES WITH THIS FORM. OLD SENIOR NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.



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